Press Contact: Allison Henk Marketing Communications Manager (765) 771-5674	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Third Quarter Results

Achieves Sequential Improvement in Operating Results and Positive EBITDA

LAFAYETTE, Ind. – November 2, 2010 – Wabash National Corporation (NYSE: WNC) reported year-over-year improvements across nearly all financial and operating metrics.  The Company reported an operating loss of $4.2 million for the third quarter of 2010, compared to an operating loss of $10.2 million for the third quarter of 2009.  For the nine months ended September 30, the Company reported operating losses of $21.2 million and $54.2 million for 2010 and 2009, respectively.  The improvement in operating loss of $6.0 million and $33.0 million for the three and nine month periods, respectively, resulted from higher production volumes, as well as cost and manufacturing optimization enhancements implemented by the Company throughout 2008 and 2009.

The following is a summary of select operating and financial results for the past five quarters:

	September 30,		December 31,	March 31,		June 30,		September 30,
(Dollars in thousands)	2009		2009	2010		2010		2010
New Trailer Units Sold	3,600		3,300	2,600		5,400		6,800
Net Sales	$88,324		$85,373	$78,274		$149,699		$170,848
Gross Profit Margin	-0.4%		-2.2%	-1.2%		3.5%		3.8%
Loss from Operations	$(10,207)		$(11,884)	$(11,232)		$(5,715)		$(4,206)
Net (Loss) Income	$(66,404	)(1)	$10,858 (1)	$(139,079	)(1)	$(5,602	)(1)	$(1,938	)(1)
Operating EBITDA (Non-GAAP)	$(4,607)		$(6,255)	$(5,975)		$(493)		$643

Notes:	(1)
Quarterly Net (Loss) Income includes a non-cash benefit (charge) of approximately ($54.0) million, $20.5 million, ($126.8) million, $1.9 million and $3.3 million related to the change in the fair value of the Company’s warrant for the third and fourth quarters of 2009 and the first, second, and third quarters of 2010, respectively.

Dick Giromini, President and Chief Executive Officer, stated, “While much remains to be done, we are pleased to deliver significant year-over-year improvement in our operating results for the fourth consecutive quarter.  Importantly, we generated positive operating EBITDA of $0.6 million for the first time in two years and continued to improve gross margins during the quarter.  Additionally, new order activity remained strong throughout the third quarter, which is typically a seasonally lower order period.  As a result, we entered the fourth quarter with a healthy backlog of $334 million as of September 30, up from $137 million at year-end, and $96 million at the end of the third quarter of 2009.  During the first month of the fourth quarter, quote and order activity strengthened further and we are encouraged by the continued momentum of trailer demand and fleet activity.”

Mr. Giromini continued, “While new trailer shipments of 6,800 units for the third quarter were slightly below our guidance of 7,000 to 8,000 units, customer orders and production during the quarter supported sales near the high-end of our estimate.  The disconnect between trailer production and shipments will correct itself throughout the current quarter as customers have now adjusted to our higher daily build rates.  Our projection of new trailer shipments for the year of 23,000 to 25,000 units remains unchanged, which equates to an expectation of fourth quarter shipments of 8,000 to 10,000 units.”

Operating results for the third quarter of 2010 showed sequential improvement across most areas and reached levels not experienced since 2008.  On a non-GAAP basis, the Company’s Operating EBITDA of $0.6 million was better than the second quarter of 2010 by approximately $1.1 million on approximately 1,400 additional new trailer shipments. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net income (loss) is provided in the supplemental schedules included in this release.

Equity Offering
On September 13, 2010 Trailer Investments, LLC (a wholly-owned entity of Lincolnshire Equity Fund III, L.P.) sold its entire position in the Company through the sale and exercise of its Warrant in a public offering through Morgan Stanley & Co. Incorporated.  Trailer Investments, LLC sold 9,349,032 shares, at a purchase price of $6.75 per share.  As a result, the Warrant held by Trailer Investments, LLC was fully exercised and is no longer outstanding. The Company did not receive any proceeds from the sale of common stock.  As a result of the sale of shares by Trailer Investments, LLC, shares of common stock outstanding as of September 30, 2010 was 68,294,580.

Financial Results
The Company reported a net loss of $1.9 million and $0.03 per diluted share for the third quarter of 2010 on net sales of $171 million.  For the same quarter last year, the Company reported a net loss of $66.4 million, or $2.23 per diluted share, on net sales of $88 million.  Third quarter new trailer sales totaled 6,800 units, an increase of 3,200 units from the prior year period.

Results for the three months ended September 30, 2010 include a non-cash benefit of $3.3 million related to the decrease in the fair value of the warrant or an impact of $0.05 per diluted share.  Results for the three months ended September 30, 2009 include a non-cash charge of $54.0 million related to the increase in the fair value of the warrant or an impact of $1.78 per diluted share.

Third Quarter 2010 Conference Call
Wabash National Corporation will conduct a conference call to review and discuss its third quarter results on November 3, 2010, at 10:00 a.m. EDT.  The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 26, 2011.

Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information regarding the results of the three and nine months ended September 30, 2010 contain the non-GAAP financial measure Operating EBITDA that excludes, among other things, charges incurred as a result of the fair value accounting of the Company’s warrants outstanding during the quarter.  The charge or benefit associated with these warrants is presented separately within Other Income and Expense on the Company’s Condensed Consolidated Statements of Operations for the three and nine month periods ended September 30, 2010.

Operating EBITDA should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net loss, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as, any other non-cash special charges. Management believes Operating EBITDA provides useful information to investors regarding our results of operations.  We provide this because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above.  Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s complete understanding of our operating performance.  A reconciliation of Operating EBITDA to net income (loss) is included in the tables following this release.

About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle® and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding increases in trailer demand levels, the sufficiency of the Company’s capital structure, the needs of the Company in the future, whether profitability can be achieved and encouraging signs in the macroeconomic landscape. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net sales	$170,848	$88,324	$398,822	$252,467
Cost of sales	164,381	88,645	388,030	273,495
Gross profit	6,467	(321)	10,792	(21,028)
General and administrative expenses	8,019	7,320	24,249	24,493
Selling expenses	2,654	2,566	7,696	8,669
Loss from operations	(4,206)	(10,207)	(21,153)	(54,190)
Other income (expense):
Decrease (Increase) in fair value of warrant	3,265	(53,983)	(121,587)	(53,983)
Interest expense	(1,023)	(1,148)	(3,048)	(3,459)
Other, net	38	(1,121)	(732)	(1,032)

Loss before income taxes	(1,926)	(66,459)	(146,520)	(112,664)
Income tax expense (benefit)	12	(55)	99	(41)
Net loss	(1,938)	(66,404)	(146,619)	(112,623)
Preferred stock dividends and early extinguishment	-	1,096	25,454	1,096
Net loss applicable to common stockholders	$(1,938)	$(67,500)	$(172,073)	$(113,719)
Basic and diluted net loss per share	$(0.03)	$(2.23)	$(3.93)	$(3.77)
Comprehensive loss
Net loss	$(1,938)	$(66,404)	$(146,619)	$(112,623)
Reclassification adjustment for interest rate
swaps included in net loss	-	1,167	-	1,398
Changes in fair value of derivatives, net of tax	-	-	-	118
Net comprehensive loss	$(1,938)	$(65,237)	$(146,619)	$(111,107)

		Retail &
Three months ended September 30,	Manufacturing	Distribution	Eliminations	Total
2010
Net sales	$154,545	$27,035	$(10,732)	$170,848
(Loss) Income from operations	$(4,588)	$391	$(9)	$(4,206)
New trailers shipped	6,800	500	(500)	6,800

2009
Net sales	$75,371	$16,410	$(3,457)	$88,324
(Loss) Income from operations	$(8,284)	$(1,961)	$38	$(10,207)
New trailers shipped	3,600	100	(100)	3,600

Nine months ended September 30,
2010
Net sales	$350,067	$72,837	$(24,082)	$398,822
Loss from operations	$(20,920)	$(131)	$(102)	$(21,153)
New trailers shipped	14,800	1,100	(1,100)	14,800

2009
Net sales	$206,896	$55,292	$(9,721)	$252,467
(Loss) Income from operations	$(48,113)	$(6,250)	$173	$(54,190)
New trailers shipped	9,400	500	(400)	9,500

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss applicable to common stockholders	$(1,938)	$(67,500)	$(172,073)	$(113,719)

Basic and diluted weighted average common shares outstanding	59,825	30,331	43,734	30,196
Basic and diluted net loss per share	$(0.03)	$(2.23)	$(3.93)	$(3.77)

Due to the losses reported in 2010 and 2009, average diluted shares outstanding for the three and nine month periods ending September 30, 2010 and 2009 exclude the antidilutive effects of the following potential common shares (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Stock options and restricted stock	333	-	295	11
Redeemable warrants	8,028	20,333	17,234	6,852
Options to purchase common shares	1,543	2,143	1,622	2,164

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets
Cash	$13,395	$1,108
Accounts receivable, net	22,107	17,081
Inventories	129,379	51,801
Prepaid expenses and other	2,694	6,877
Total current assets	167,575	76,867

Property, plant and equipment, net	100,994	108,802

Intangible assets	23,630	25,952

Other assets	9,391	12,156
	$301,590	$223,777

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligation	$456	$337
Accounts payable	78,754	30,201
Other accrued liabilities	39,740	34,583
Warrant	-	46,673
Total current liabilities	118,950	111,794

Long-term debt	51,201	28,437

Capital lease obligation	4,334	4,469

Other noncurrent liabilities and contingencies	3,532	3,258

Preferred stock, net of discount, 25,000,000 shares authorized, $0.01 par value,
0 and 35,000 shares issued and outstanding, respectively	-	22,334

Stockholders' equity	123,573	53,485
	$301,590	$223,777

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009

Cash flows from operating activities
Net loss	$(146,619)	$(112,623)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	12,862	14,432
Increase in fair value of warrant	121,587	53,983
Stock-based compensation	2,466	2,906
Changes in operating assets and liabilities
Accounts receivable	(5,026)	15,071
Inventories	(77,591)	33,389
Prepaid expenses and other	2,486	2,084
Accounts payable and accrued liabilities	53,710	(17,020)
Other, net	907	232
Net cash used in operating activities	$(35,218)	$(7,546)

Cash flows from investing activities
Capital expenditures	(1,154)	(669)
Proceeds from the sale of property, plant and equipment	1,806	125
Net cash provided by (used in) investing activities	$652	$(544)

Cash flows from financing activities
Proceeds from issuance of common stock, net of expenses	71,948	-
Proceeds from exercise of stock options	305	-
Borrowings under revolving credit facilities	456,864	179,018
Payments under revolving credit facilities	(434,100)	(228,957)
Principal payments under capital lease obligation	(253)	(250)
Proceeds from issuance of preferred stock and warrant	-	35,000
Payments under redemption of preferred stock	(47,791)	-
Debt issuance costs paid	-	(1,275)
Preferred stock issuance costs paid	(120)	(2,414)
Net cash provided by (used in) financing activities	$46,853	$(18,878)

Net increase (decrease) in cash	$12,287	$(26,968)
Cash at beginning of period	1,108	29,766
Cash at end of period	$13,395	$2,798

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss	$(1,938)	$(66,404)	$(146,619)	$(112,623)
Income tax expense (benefit)	12	(55)	99	(41)
(Decrease) Increase in fair value of warrant	(3,265)	53,983	121,587	53,983
Interest expense	1,023	1,148	3,048	3,459
Depreciation and amortization	4,139	4,832	12,862	14,432
Stock-based compensation	710	768	2,466	2,906
Other non-operating (income) expense	(38)	1,121	732	1,032
Operating EBITDA	$643	$(4,607)	$(5,825)	$(36,852)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010
Net loss	$(139,079)	$(5,602)	$(1,938)
Income tax expense	87	-	12
Increase (Decrease) in fair value of warrant	126,765	(1,913)	(3,265)
Interest expense	1,027	998	1,023
Depreciation and amortization	4,428	4,295	4,139
Stock-based compensation	829	927	710
Other non-operating (income) expense	(32)	802	(38)
Operating EBITDA	$(5,975)	$(493)	$643

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Net (loss) income	$(28,284)	$(17,935)	$(66,404)	$10,858
Income tax expense (benefit)	15	(1)	(55)	(2,960)
Increase (Decrease) in fair value of warrant	-	-	53,983	(20,536)
Interest expense	1,005	1,306	1,148	920
Depreciation and amortization	4,796	4,804	4,832	5,153
Stock-based compensation	965	1,173	768	476
Other non-operating (income) expense	(55)	(34)	1,121	(166)
Operating EBITDA	$(21,558)	$(10,687)	$(4,607)	$(6,255)